Exhibit 10.25

This is an English Translation

Guarantee Contract

Contract No.:

Guarantor (Party A):	Legend Holdings Limited
Address:	10/F, Tower A, Raycom Info Tech Park, No. 2 Ke Xue Yuan Nan Lu, Haidian District, Beijing
Zip Code:	100085
Legal Representative (Officer in Charge):	Chuanzhi Liu
Fax:	62509165	Telephone:	62509315

Creditor (Party B):	Beijing Haidian District Management Center for Buildings & Land Operations
Address:	No. 21 Building, Gan Jia Kou, Haidian District, Beijing
Zip Code:	100037
Officer in Charge:	Xu Li
Fax:	68359763	Telephone:	68359763

In order to ensure the implementation of Entrusted Loan Contract of China Construction Bank entered into by and between Beijing China Auto Rental Co., Ltd. (“Debtor”) and Party B on February 2011 (Contract No.:                                   ) (“Principal Contract”) and guarantee the realization of Party B’s creditor’s rights, Party A agrees to provide joint and several guarantee for the debts of Debtor under the Principal Contract. Party A and Party B hereby enter into this Contract through consultation for mutual compliance.

Clause 1.                                                Coverage of Guarantee

The coverage of guarantee under this Contract shall follow the first provisions as below:

1.                                       All debts under the Principal Contract, including but not limited to all the principal (Currency) RMB (Amount) One Hundred Million, interest (including compound interest and penalty interest), liquidated damages, compensations, other amount that is payable by the Debtor to Party B (including but not limited to the relevant formality fees, telecommunication fees, incidental expenses, relevant banking charges that foreign beneficiaries refuse to assume), costs incurred by Party B to realize its creditor’s rights and security rights (including but not limited to litigation fees, arbitration fees, property preservation fees, travelling expenses, enforcement fees, appraisal fees, auction fees, notary fees, service fees, announcement fees, legal fees, etc.).

2.                                       The principal (Currency)                    (Amount)                      under the Principal Contract and interest (including compound interest and penalty interest), liquidated damages, compensations, other amount that is payable by the Debtor to Party B (including but not limited to the relevant formality fees, telecommunication fees, incidental expenses, relevant banking charges that foreign beneficiaries refuse to assume), costs incurred by Party B to realize its creditor’s rights and security rights (including but not limited to litigation fees, arbitration fees, property preservation fees, travelling expenses, enforcement fees, appraisal fees, auction fees, notary fees, service fees, announcement fees, legal fees, etc.).

Clause 2.                                                Way of Guarantee

The guarantee provided by Party A under this Contract shall be joint and several.

Clause 3.                                                Term of Guarantee

The term of guarantee shall start from the effectiveness date of this Contract until two years after the expiration of debt performance term under the Principal Contract. If Party A agrees to extend the debt performance term, the term of guarantee shall accordingly extend to two years after the expiration of such new debt performance term as provided by an extension agreement. If Party B declares an early performance of debts according to the provisions of Principal Contract, the term of guarantee shall end at two years after such early debt performance date as declared by Party B. If the debts under the Principal Contract are performed by installments, in term of each installment of debts, the term of guarantee shall end at two years after the expiration of debt performance term for the last installment of debts.

Clause 4.                                                Independence of Guarantee Contract

The effectiveness of this Contract is independent to the Principal Contract. The non-establishment, ineffectiveness, invalidity, partial invalidity or cancellation and termination of the Principal Contract shall not affect the effectiveness of this Contract. If the Principal Contract is affirmed to be non-established, ineffective, invalid, partially invalid or cancelled and terminated, Party A shall take joint and several liabilities for the debts of the Debtor arising from the return of properties or the compensation for losses.

Clause 5.                                                Amendment of Principal Contract

1.                                       If Party B and the Debtor reach an agreement to amend the terms of Principal Contract (including but not limited to the amendment to repayment currency, way of repayment, loan account, repayment account, loan use schedule, repayment schedule, interest commencement date, interest settlement date, and the first date or last date for debt performance term while not being extended), Party A agrees to assume joint and several liabilities for the debts under the amended Principal Contract.

However, if Party B and the Debtor reach an agreement to extend the debt performance term or increase the principal amount of debts without Party A’s prior consent, Party A shall only take joint and several liabilities for the debts under the Principal Contract before amendment in accordance with the provisions of this Contract.

2.                                       Party A’s liabilities for guarantee shall not be alleviated or exempted under the occurrence of any of the following situations:

(1)                                  Party B or the Debtor is under system reform, consolidation, merger, division, capital increase/decrease, equity joint venture, joint operation, name alteration, etc.;

(2)                                  Party B assigns the performance of its obligations under the Principal Contract to a third party.

3.                                       If the transfer of creditor’s rights or debts under the Principal Contract is ineffective, invalid, cancelled or terminated, Party A shall still take joint and several liabilities for guarantee to Party B in accordance with this Contract.

Clause 6.                                                Liabilities for Guarantee

1.                                       If the Debtor fails to fully and timely perform its debts or the Debtor breaches other provisions of the Principal Contract when the debts under the Principal Contract become due or Party B declares early performance of debts in accordance with the provisions of the Principal Contract or the relevant laws, Party A shall promptly assume the liabilities for guarantee within the coverage of guarantee.

2.                                       No matter whether Party B enjoys any other security for the creditor’s rights under the Principal Contract (including but not limited to guarantee, mortgage, pledge, letter of guarantee, standby letter of credits, etc.), no matter when such other security is established and whether such other security is effective, no matter whether Party B makes any claims to other guarantors, no matter whether there is any third party who agrees to assume all or part of the debts under the Principal Contract, and no matter whether other security is provided by the Debtor itself, Party A’s liabilities for guarantee under this Contract shall not be alleviated or exempted to any extent, and Party B may directly require Party A to assume the liabilities for guarantee within the coverage of guarantee according to the provisions of this Contract, as to which Party A shall not raise any objection.

3.                                       If Party A only provides guarantee for part of the debts under the Principal Contract, Party A agrees that even if the debts under the Principal Contract are partially extinguished as a result of the discharge of debts by the Debtor, the realization of other security rights of Party B or any other reasons, Party A shall still take the guarantee liabilities for the non-extinguished debts within the coverage of guarantee in accordance with the provisions of this Contract.

4.                                       If Party A only provides guarantee for part of the debts under the Principal Contract and the debts under the Principal Contract fail to be fully discharged after Party A has performed its liabilities for guarantee, Party A undertakes to claim for subrogation rights against the Debtor or other guarantors (including the pre-exercise thereof)  in order to hold Party B’s interests harmless, and agrees that the discharge of debts under the Principal Contract will take priority over the realization of Party A’s subrogation rights.

Specifically, prior to the full realization of Party B’s creditor’s rights:

(1)                                  Party A agrees not to claim for subrogation rights against the Debtor or other guarantors; if Party A realize such rights due to any reasons, the amount obtained as a result of the realization of such rights shall be used to realize the non-repaid creditor’s rights of Party B in priority;

(2)                                  If there is real security over the debts under the Principal Contract, Party A agrees not to make any claims against such collaterals or the proceeds generated from the disposal thereof with the excuse of exercising subrogation rights or any other reasons, such collaterals or proceeds shall be used to realize the non-repaid creditor’s rights of Party B in priority;

(3)                                  If the Debtor or other guarantor has provided counter-guarantee for Party A, the amount obtained by Party A based on such counter-guarantee shall be used to realized the non-repaid creditor’s rights of Party B in priority.

5.                                       Party A has been fully aware of the interest risks. If Party B adjusts the interest rate and the way of interest accruement or settlement in accordance with the provisions of the Principal Contract or the changes of state policies on interest rate, which results in an increase in the payable interest, penalty interest and compound interest of the Debtor, then Party A shall also assume joint and several liabilities for such increment.

6.                                       If in addition to the debts under the Principal Contract, the Debtor owes other due debts against Party B, Party B shall be entitled to require the Debtor to repay any due debts first, in which case Party A’s liabilities for guarantee shall not be alleviated or exempted to any extent.

Clause 7.                                                Other Obligations of Party A

1.                                       Party A shall supervise the use of loans by the Debtor (including the purpose thereof) and accept the supervision of Party B over the capital, assets and operational status of Party A, provide financial statements and other relevant information, documents, materials as Party B requires, and guarantee the accuracy, truthfulness, completeness and effectiveness thereof; without Party B’s written consent, Party A shall not provide any security beyond its own capacity for any third party;

2.                                       If under contract operation, custody (administration), lease, joint-stock reform, registered capital decrease, investment, joint operation, consolidation, merger, acquisition and restructuring, division, equity joint venture, (being filed or) filing for winding-up, filing for dissolution, being revoked, (being filed or) filing for bankruptcy, change of controlling shareholder/actual controller, or major asset transfer, production stoppage, operation suspension, huge penalty imposed by the competent authority, being cancelled from registration, revocation of business license, involvement in material legal disputes, serious difficulty in production and operation or deterioration of financial position, inability of the legal representative or the principal in charge to normally perform its duties, or loss or possible loss of ability to provide security due to any reasons, Party A shall promptly notify Party B of the same in writing and make sure the guarantee liabilities under this Contract are properly assumed, transferred or succeeded pursuant to Party B’s requirements or provide new guarantee which is accepted by Party B for the implementation of the Principal Contract;

3.                                       Upon the alteration of any matters of Party A registered with the Administration for Industry and Commerce, such as its name, legal representative (principal in charge), residence, scope of business, registered capital or company’s articles of association, Party A shall, within three working days after such alteration, give Party B a written notice attached with the relevant altered materials.

Clause 8.                                                Miscellaneous

1.                                       Use of Party A’s Information

Party A agrees that Party B may make inquiries on Party A’s status of credit to the credit database established under the approval of the People’s Bank of China and the competent credit reporting authority or the relevant unit or department, and agrees that Party B may provide Party A’s information for the credit database established under the approval of the People’s Bank of China and the competent credit reporting authority. Party A also agrees that Party B may reasonably use and disclose Party A’s information to meet the needs of business.

2.                                       Announcement to Chase for Overdue Debts

In case of Party A’s breach of contract, Party B shall be entitled to report such breach of contract to the relevant department or unit and make an announcement through press media to chase for the overdue debts.

3.                                       Evidence Effect of Party B’s Records

Unless there is any reliable and definite evidence to the contrary, Party B’s internal account records in relation to principal, interest, costs and debt repayment records, the vouchers and proofs for the Debtor’s withdrawal of loans, repayment of loans and payment of interest which are prepared and retained by Party B, and Party B’s records and proofs for chasing for overdue debts shall all constitute the definite evidence to effectively prove the creditor’s rights under the Principal Contract. Party A shall not raise any objections only because such records, vouchers and proofs are unilaterally prepared or retained by Party B.

4.                                       Retention of Rights

Party B’s rights under this Contract shall not affect and eliminate any of its rights under the laws, regulations and other contracts. Any tolerance, grace period or favorable treatment granted to the breach of contract or delay of performance, or any delay in performing any rights under this Contract shall not be deemed as a waiver of the rights and interests under this Contract or consent or acceptance of any breaching behaviors, nor shall it affect, prevent or impede the continuous exercise of such rights or the exercise of any other rights, or incur any obligations and responsibilities of Party B to Party A.

If Party B does not exercise or delays in exercising any rights under the Principal Contract or does not fully resort to the reliefs under the Principal Contract, Party A’s liabilities for guarantee under this Contract shall not be alleviated or exempted to any extent, provided that, however, if Party B alleviates or exempts the debts under the Principal Contract, Party A’s liabilities for guarantee under this Contract shall be alleviated or exempted accordingly.

5.                                       Dissolution or Bankruptcy of Debtor

After Party A is aware that the Debtor has entered the dissolution or bankruptcy proceedings, it shall promptly notify Party B to claim its creditor’s rights and it shall also timely join in the dissolution or bankruptcy proceedings and pre-exercise the subrogation rights. Where Party A is or should be aware that the Debtor has entered the dissolution or bankruptcy proceedings, but fails to timely pre-exercise the subrogation rights, its losses incurred thereby shall be borne by Party A by itself.

Notwithstanding the provisions of this Sub-Clause 5, if Party B and the Debtor reach a settlement agreement or agree to a restructuring plan during the Debtor’s bankruptcy proceedings, Party B’s rights under this Contract shall not be jeopardized due to the settlement agreement or restructuring plan, and Party A’s liabilities for guarantee shall not reduced and exempted. Party A shall not counter Party B’s claims with the conditions provided by the settlement agreement or restructuring plan. Party B shall still be entitled to require Party A to continue discharging the debts which are not repaid due to the compromise made to the Debtor in the settlement agreement or restructuring plan.

6.                                       Dissolution or Bankruptcy of Party A

Where Party A is under dissolution or bankruptcy, even if Party B’s creditor’s rights under the Principal Contract have not become due yet, Party B shall still be entitled to join in the dissolution or bankruptcy proceedings of Party A and claim its creditor’s rights.

7.                                       If there are any changes to the mailing address or way of contact of Party A, it shall promptly notify Party B of the same in writing. Any losses arising from failing to notify promptly shall be borne by Party A on its own.

8.                                       Dispute Resolution

Any dispute arising out of the implementation of this Contract may be resolved through consultation. If no resolution can be reached through consultation, the dispute shall be resolved through the following first way:

1.                                       Filing a lawsuit with the people’s court in the locality of Party B.

2.                                       Referring the dispute to Arbitration Commission (with the arbitration venue at          ) for arbitration in accordance with the arbitration rules of such Commission in effect at the time of referral. The arbitration awards shall be final and binding upon both parties.

During the period of litigation or arbitration, the terms of this Contract which are not involved in disputes shall still be implemented.

9.                                       Conditions to Effectiveness

This Contract shall only take effect after being signed or sealed with company seal by Party A’s legal representative (principal in charge) or authorized agent and by Party B’s principal in charge or authorized agent.

10.                                 This Contract shall have four copies, with Party A and Party B each holding two copies.

11.                                 Other Agreed Matters

None.

Clause 9.                                                Party A’s Representations and Warranties

1.                                       Party A is clearly aware of Party B’s scope of business and limit of authorization.

2.                                       Party A has read this Contract and all the terms of the Principal Contract. Party B has explained the relevant terms of this Contract and the Principal Contract as requested by Party A. Party A has been fully aware of and understood the meaning of the terms of this Contract and the Principal Contract as well as the corresponding legal consequences.

3.                                       Party A has the legal qualification to act a as a guarantor. The guarantee provided by Party A under this Contract complies with the laws, administrative regulations, rules and Party A’s articles of association or internal constitutional documents and has obtained the approval of the company’s internal power organ and/or the state authorities. All the liabilities resulting from Party A having no power to execute this Contract shall be borne by Party A, including but not limited to making full compensation for the losses caused to Party B thereby.

4.                                       Party A confirms that it has fully understood the assets, liabilities, operations, credit and reputation of the Debtor, whether it has the capacity and authority to sign the Principal Contract and the entire Principal Contract.

Party A (Company Seal):	Party B (Company Seal):
[Company’s seal affixed]	[Company’s seal affixed]

Legal Representative (Signature):	Legal Representative (Signature):
/s/ Chuanzhi Liu	/s/ Li Xu

Date: February 2011	Date: February 2011